Exhibit 10.1
Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such portions are marked by a series of asterisks.
TRANSCRIPTION SERVICES AGREEMENT
     THIS TRANSCRIPTION SERVICES AGREEMENT (this “Agreement”) dated April 3, 2009 is entered into by and between MEDQUIST TRANSCRIPTIONS, LTD. (the “Company”) and CBAY SYSTEMS & SERVICES, INC. (the “Supplier”). This Agreement shall be effective upon the date of mutual execution by the parties below (the “Effective Date”).
BACKGROUND
     WHEREAS, Supplier provides medical transcription and editing services, and Company wishes to obtain medical transcription and editing services from Supplier on the terms set forth herein in order to meet obligations to the Company’s customers pursuant to agreements between the Company and such customers.
     NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained and intending to be legally bound hereby, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1. Definitions. In this Agreement, and in the Exhibits to this Agreement, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below:
     “Account Effective Date” shall mean the date on which any Client Facility begins to receive Services from Supplier hereunder.
     “Administrative Safeguards” are administrative actions, policies and procedures to manage the selection, development, implementation and maintenance of security measures to protect EPHI and to manage the conduct of Supplier’s workforce in relation to the production of that information as defined in 45 CFR §164.304.
     “Affiliate” means any individual or entity directly or indirectly controlling, controlled by or under common control with, a party to this Agreement. For purposes of this Agreement, the direct or indirect ownership of over fifty percent (50%) of the outstanding voting securities of an entity, or the right to receive over fifty percent (50%) of the profits or earnings of an entity, shall be deemed to constitute control.
     “Business Day Equivalent” means average daily volume for a given week, with a week defined as six (6) business days (each weekday equals one business day, each weekend day equals one-half of a business day, and each US holiday equals one-half business day).

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     “Customer Contractual Service Level Agreement” means the Turn Around Time, Quality Assurance levels, customer profile requirements, service level definitions, and any other service commitments Company provides to Company customers.
     “Client Facility” means a Company customer on the DEP which represents an organization that originates dictation and work types.
     “Commencement Date” means the date that is the earlier of the first (1st) of the month or the sixteenth (16th) of the month following the Effective Date.
     “Confidential Information” means all non-public information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential”), in any form or medium, that relates to the business, products, financial condition, services or research or development of either of the parties to this Agreement and each of its Affiliates, suppliers, distributors, customers, independent contractors or other business relations, including all trade secrets, know-how, compilations of data and analyses, techniques, systems, formulae, recipes, research, records, reports, manuals, documentation, models, data and data bases relating thereto; inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information. Notwithstanding the foregoing, Confidential Information does not include any information that: (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure by one of the parties hereto; or (ii) was within the receiving party’s possession or becomes available to the receiving party, in either case, on a non-confidential basis from a source other than the furnishing party, provided that such source is not bound by a confidentiality agreement with the furnishing party or otherwise prohibited from transmitting the information to the receiving party. Confidential Information of the Company shall include, without limitation, the Company Content (as defined in Section 6.1 herein).
     “Effective Date” shall be the date first set forth above.
     “EPHI” means “Electronic Protected Health Information” as that term is defined by 45 CFR §164.513.
     “Force Majeure Event” means any cause beyond the reasonable control of the non-performing party to this Agreement including, without limitation, acts of God or public enemy, fires, floods, storms, tornadoes, earthquakes, riots, strikes, blackouts, telephone outage, acts of terrorism, war or war operations, restraints of government, delays by suppliers and/or manufacturers, governmental acts, staff unavailability due to illness or airline flight delay or other causes which cannot with reasonable diligence be controlled or prevented by the non-performing party.
     “HIPAA” means the Health Insurance Portability and Accountability Act of 1996.
     “Laws” means all applicable federal, municipal, state, local or foreign statutes or laws, and shall be deemed also to refer to all rules and regulations promulgated thereunder, by any applicable regulatory authority or otherwise, unless context requires otherwise. Any reference to a particular law or regulation will be interpreted to include any revision of or successor to such statute, law, rule or regulation regardless of how it is numbered or classified.
     “Line” shall mean *****.
     “PHI” means Protected Health Information as defined in 45 CFR §164.501.

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     “Technical Safeguards” means the technology and the policy and procedures for its use that protect EPHI and control access to it as defined in 45 CFR §164.304.
ARTICLE II
SERVICES
     Section 2.1 Services. Supplier shall provide medical transcription and editing services to the Company as set forth in this Agreement (the “Services”) beginning on the Commencement Date as defined herein. For the purpose of providing the Services, voice and/or data files will be securely imported into the Company’s DocQment Enterprise Platform (DEP) for processing by Supplier. The Company shall provide Supplier with access to the DEP at no additional cost. All Services performed for Company under this Agreement shall be performed solely within the DEP and no voice files, data files or reports shall be moved outside of the DEP environment or maintained, saved, extracted or otherwise retained by Supplier or any individuals or entities who assist Supplier in fulfilling its obligations under this Agreement in the absence of obtaining the prior written authorization of Company. Supplier shall take all reasonable precautions to ensure that all individuals or entities that assist Supplier in fulfilling its obligations under this Agreement are aware of the aforementioned requirement. Company will make a test site available within the DEP as necessary for Supplier to provide secure training to Supplier-employed or Supplier-engaged medical transcriptionists and editors. Supplier shall provide Services and customer service support twenty-four (24) hours a day, seven (7) days a week. Supplier shall comply with the Customer Contractual Service Level Agreements, which will be specific to each Client Facility implementation, and the Service Level Definitions identified in Exhibit 6 to this Agreement. Supplier shall provide Services for all work types and respective Customer Contractual Service Level Agreements, as assigned by Company.
     Section 2.2 Order Form. Within fifteen (15) days of the Effective Date of this Agreement, and not less than once per quarter thereafter, Company shall propose to Supplier the projected volume in hours of dictation per Business Day Equivalent by issuing an Order Form to Supplier in the form attached hereto as Exhibit 5. Such order will include the current volume run rate plus any additional volume. The parties must negotiate in good faith and use commercially reasonable efforts to mutually execute the Order Form within fifteen (15) days of its issuance by Company. Company must offer Supplier not less than eighty percent (80%) of all volume projections mutually agreed upon in an executed Order Form. Company’s volume commitment to Supplier may be delayed, suspended, or reduced by Company at Company’s sole discretion should Supplier be in breach of this Agreement or should Supplier’s performance of Services fail to meet the standards defined herein.
     Section 2.3 Turnaround Time Requirements. Supplier shall deliver transcribed or edited medical reports within the turnaround time stipulated by Company at the time of Supplier’s receipt of the relevant voice or data file seven (7) days per week, three hundred sixty-five (365) days per year (the “TAT Requirement”). The TAT Requirement will be calculated at the Client Facility level. *****.
     Section 2.4 Quality Assurance.
     a) Services shall be performed by Supplier in accordance with Company’s quality assurance guidelines (“QA Program”) attached hereto as Exhibit 2 and Exhibit 3 (as updated by the Company in its sole discretion from time to time).

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     b) Supplier may route up to ***** percent ***** of transcribed and edited reports for a Client Facility in any billing period after the Implementation Period as defined in Section 2.5(b) below without penalty (“QA Threshold”). *****.
     c) After the Implementation Period, Supplier shall audit and provide to the Company (and the Company reserves the right in its sole discretion to independently review the audit) a report within ten (10) days of the close of each billing period detailing Supplier’s compliance with Company’s QA Program. *****.
     d) The Company reserves the right to perform focused QA audits which will include ***** transcribed or edited reports *****. In the event Supplier’s accuracy rate in the sample from the focused QA audit is determined to be less than ***** percent ***** according to the QA Program, the Company reserves the right to take corrective action. Additionally, Supplier shall promptly correct any errors or omissions identified by the Company in the sample at no cost.
     e) Company may, in its sole discretion, route specific dictators, work types, or entire Client Facilities to Company’s QA resources should the Company identify and validate QA issues deemed to pose a risk to customer satisfaction or patient care. Such volume will be subject to the QA Credit. Such routing may be discontinued once issue resolution by Supplier has been confirmed by Company and/or Company’s Customer in writing. Supplier reserves the right to appeal any QA Credits assessed as a result of routing directed by Company under its sole discretion under this paragraph 2.4(e). The remedies identified in this Section 2.4(e) are in addition to the remedies described in Section 2.2 and Section 7.3 herein.
     f) The parties acknowledge that certain Client Facilities mandate in the DEP Client Profile that specific work, worktypes, or reports be routed to Company or Client QA resources. If applicable, such work, worktypes or reports routed to QA resources shall not be factored in calculating the QA Threshold or Supplier’s accuracy rating in calculating QA Invoice Reductions.
     Section 2.5 New Account Implementation Process.
     a) Account Orientation Period. The first fifteen (15) days after the first day Supplier begins to transcribe or edit limited volume of live dictated reports of a new Client Facility shall be deemed the “Account Orientation Period.” During the Account Orientation Period, Supplier may accept as much or as little volume as it is able to reasonably handle without penalty. Company shall route one-hundred percent (100%) of the transcribed or edited reports to the Company’s QA resources for full review and feedback utilizing DEP QASAR (Company’s QA Scoring and Reporting tool).
     b) Implementation Period. The Implementation Period is defined as a forty-five (45) day period beginning the first day that Supplier transcribes or edits a live dictated report following the Account Orientation Period.
     i) Turnaround Time Performance within Implementation Period. Within fifteen (15) days of onset of the Implementation Period, Supplier shall deliver transcribed or edited reports with an absolute compliance level no less than Company’s historical compliance level, based on Company’s absolute TAT compliance for the month prior to the Account Orientation Period for the respective Client Facility. Failure to meet such

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compliance level, from day sixteen (16) through day forty-five (45) of the Implementation Period, at the Client Facility Level, shall result in
     a. a ***** percent ***** reduction in the applicable billing for each ***** percent ***** absolute TAT compliance is below Company’s historical compliance level but no more then ***** percentage points below the Company’s historical compliance level;
     b. a ***** percent ***** reduction in applicable billing for each ***** percent ***** absolute TAT compliance is more than ***** percentage points below the Company’s historical compliance level but not more than ***** percentage points below the Company’s historical compliance level; and
     c. a ***** percent ***** reduction in applicable billing for each ***** percent ***** absolute TAT compliance is more than ***** percentage points below the Company’s historical compliance level.
     ii) Quality Assurance within Implementation Period. During the first seven (7) days of the Implementation Period, Company shall route one-hundred percent (100%) of the transcribed or edited reports to the Company’s QA resources for full review and feedback utilizing DEP QASAR (Company’s QA Scoring and Reporting tool). Supplier shall provide report quality (text and demographics) equal to or greater than ***** on all transcribed and edited reports intended to be routed directly to Customer beginning day one (1) of the Implementation Period. Beginning on day eight (8) of the Implementation Period and continuing for the remainder of the Implementation Period, Supplier may submit transcribed and edited reports to Company’s QA resources for assistance in completion as needed without subjection to QA Credits defined in Section 2.4(b) above.
ARTICLE III
FEES
     Section 3.1 The price(s) to be paid by the Company for Services provided by the Supplier hereunder shall be as follows:

Type of
Service	Service Descriptions	Price
A	Transcription performed by Supplier’s transcriptionists for Company Customers located in the UNITED STATES OF AMERICA	*****

B	Transcription performed using the Company’s Automated Speech Recognition application (with editing performed by Supplier) for Company Customers located in the UNITED STATES OF AMERICA	*****
The parties agree that the pricing will be reviewed on each anniversary of the Agreement and, upon such review, the parties agree to enter into good faith negotiations to revise the pricing, if warranted due to significant changes in market conditions.
     a) Competitive Pricing. The prices, terms, and conditions under this Agreement must be equal to or better than those offered to any other customer of Supplier. To the extent that

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Supplier is not in compliance with this Section 3.1(a), Supplier must refund to Company the difference between the then-current pricing under this Agreement and the lower, competitive price in violation of this Section 3.1(a). Within thirty (30) days of the Company’s determination that Supplier is not in compliance, Supplier agrees that it will (i) provide the Company with the more favorable prices, terms, and conditions and (ii) amend this Agreement to reflect the change in pricing. The provisions of this clause are limited to instances of other contracts providing for reasonably similar volumes and revenues and characters taken in the aggregate and not taken on a prospective basis only.
     Section 3.2 Company’s Automated Speech Recognition (“ASR”) application is the DEP’s workflow technology that routes qualifying dictation through the Company’s voice recognition engine and delivers the original audio file, along with the ASR recognized text file, to Supplier’s transcriptionist/editor. Type B Services (as applicable above) will be utilized for qualifying reports where: (a) the individual practitioners performing the dictation and work type are eligible for and enabled on the ASR application; and (b) the recognized text has been presented to the Supplier for editing.
     Section 3.3 Supplier assumes responsibility for all excise, sales, use and similar taxes, export or import duties and shipment, and delivery or installation fees. When applicable, and upon mutual consent between both parties, the Supplier may invoice such items as separate line items to the Company. An invoice will be generated by Supplier and payment is due within thirty (30) calendar days after the Company’s receipt of the invoice and any other contractual reporting obligations of Supplier due during the applicable billing period.
     Section 3.4 In the event that any invoiced amount is disputed by the Company or any TAT Invoice Reductions, QA Invoice Reductions, or QA Credits are applicable, the Company shall deliver written notice of such disputed amount to Supplier within thirty (30) calendar days after the date the invoice is due. Upon receipt of written notice of a billing dispute or any invoice reductions or credits, Supplier and Company shall promptly exchange any backup or other information reasonably necessary to support the correctness of any disputed amount. The parties shall thereafter have thirty (30) calendar days (“Invoice Review Period”) in which to examine such information, and to the extent such information substantiates payment, reductions or credits in the applicable invoice, such will be applied promptly. Thereafter, if Supplier and the Company are unable to reach an agreement as to any remaining disputed amount, Supplier and the Company shall immediately enter into good faith negotiations to resolve any remaining dispute. In the event the parties are unable to resolve such dispute within fifteen (15) calendar days after the end of the Invoice Review Period, the dispute shall be settled pursuant to the provisions of Section 11.3(b) of this Agreement.
     Section 3.5 Operational Excellence. In the event Supplier meets all service level metrics including TAT Requirements, QA Threshold, and at least ***** percent ***** accuracy under the QA Program for all volume of reports transcribed and edited during a billing period, Supplier shall be entitled to an additional ***** for the applicable billing period (“Operational Excellence Fee”). Supplier shall not be entitled to an Operation Excellence Fee if Supplier is in breach of this Agreement.
     Section 3.6 Company shall provide initial technical and DEP training to Supplier at no cost at a venue within the United States or via online training to be determined by the Company; provided, however, that Supplier shall be responsible for all travel, lodging and related expenses incidental to such training. Any subsequent training shall be provided by the Company at rates specified by the Company. Supplier shall provide the Company with any necessary training and technical support relative to Supplier’s business or operations to the extent such is agreed to by and between the parties, provided,

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however, that the Company shall be responsible for all travel, lodging and related expenses incidental to such training.
ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS
     Section 4.1 Supplier represents and warrants that it is fully authorized to enter into this Agreement and that its entry into this Agreement does not violate any contractual obligation it owes to a third party. Supplier further represents and warrants that all Services will be performed in a professional and workmanlike manner consistent with the highest industry standards.
     Section 4.2 Supplier shall provide any operational, technical, production and quality assurance support to reasonably meet the sales and operations requirements of the Company. However, should any such request on the part of Company require travel by individuals or entities who assist Supplier in fulfilling its obligations under this Agreement from their home station, Company shall be responsible for all such travel, lodging and related expenses of these individuals or entities to the extent such expenses are submitted and approved by Company prior to the expense being incurred by Supplier.
     Section 4.3 The Company and Supplier agree that they shall designate operational, sales, and administrative personnel as points of contact, and each Party shall maintain appropriate levels of communication as required to fulfill their obligations under this Agreement.
     Section 4.4 Supplier represents and warrants that no individuals or entities shall assist Supplier in fulfilling Supplier’s obligations and duties under this Agreement unless those individuals or entities: (a) are employees of Supplier, Supplier Affiliates and other entities identified in Exhibit 4 attached hereto (“Covered Entities”), or employees of Covered Entities; (b) if located outside of the United States, perform all services in connection with this Agreement in a secure site and shall not at any time perform Services remotely or outside of the Supplier’s premises or the Covered Entities’ premises designated for performance of Services; (c) will in all cases have executed and as such present to the Company upon Company’s reasonable request such business agreements, HIPAA confidentiality agreements, employee verifications and other similar documentation as may be required by the Company; and (d) perform all services pursuant to this Agreement in full compliance with the terms of Company’s “International Labor Vendor Standards and Safeguards for HIPAA Compliance” (as more fully defined and expressly limited in Section 5.6 herein) and any written modifications of such presented to Supplier during the Term of this Agreement. Supplier further represents and warrants that it shall not subcontract or assign any Services, duties or obligations under this Agreement in the absence of the prior written authorization from Company.
     Section 4.5 Supplier acknowledges and agrees that the Company shall be permitted to use, hire or contract with any number of third party providers in addition to Supplier to perform transcription and editing services for Company similar to the Services contemplated by this Agreement. Supplier and any individuals or entities who assist Supplier in fulfilling its obligations under this Agreement shall not, for the Term of this Agreement (including any extensions of the Agreement) and for a period of one (1) year after this Agreement is terminated or expires, in the absence of obtaining the prior written consent from Company: (a) provide Services directly or indirectly through any of its Affiliates or Covered Entities to any Client Facility or (b) hire personnel, employees, independent contractors, or agents of any other third party providers which Company is under contract with for the provision of transcription and editing services. Nothing in Section 4.5(b) shall limit Supplier’s right to hire personnel, employees, independent contractors, or agents of any other third party providers which Company is under contract

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with for the provision of transcription and editing services who responds to a general solicitation for employment not targeted to such person or entity.
ARTICLE V
HIPAA COMPLIANCE
     Section 5.1 Supplier will:
     a) Not use or further disclose any PHI other than as permitted or required by this Agreement or as required by law;
     b) Report to the Company’s Corporate Director of Information Privacy and Security any use or disclosure of the PHI not provided for by this Agreement within forty-eight (48) hours of becoming aware of the unauthorized use or disclosure;
     c) Have procedures in place for mitigating, to the maximum extent practicable, any deleterious effects from the use or disclosure of PHI in a manner contrary to this Agreement;
     d) Ensure that any individuals or entities who assist Supplier in fulfilling its obligations under this Agreement agree, in writing, to substantially the same restrictions and conditions that apply to Supplier with respect to such PHI. Supplier shall obtain reasonable assurances from any such individuals or entities that: (i) the information being disclosed will be held confidentially and used or further disclosed only as required by law, (ii) the individuals or entities will use the appropriate Administrative, Physical and Technical Safeguards to prevent the unauthorized use or disclosure of the PHI and EPHI; and (iii) the individuals or entities will immediately notify Supplier of any instance of a breach of any of the PHI terms set forth herein;
     e) Ensure that all individuals and entities who assist Supplier in fulfilling its obligations under the Agreement are or shall be appropriately informed of the terms of this Agreement and are under a legal obligation, by contract or otherwise, sufficient to enable each individual and entity to fully comply with all provisions of this Agreement. Supplier will ensure that all individuals and entities who assist Supplier in fulfilling its obligations under this Agreement are educated on the Company’s privacy and security policies (as further defined in Section 5.6 herein) and that sanctions are imposed for non-compliance with those policies and procedures. Supplier will also ensure that all individuals and entities who assist Supplier in fulfilling its obligations under the Agreement have signed Protected Health Information Confidentiality Agreements;
     f) Make available to the Company such information as the Company may require to fulfill the Company’s obligations to provide access to, provide a copy of, and account for disclosures with respect to PHI pursuant to HIPAA and the HIPAA Regulations, including, but not limited to, 45 CFR §164.524 and §164.528;
     g) Make the Company’s PHI available as the Company may require to fulfill the Company’s obligations to amend PHI pursuant to HIPAA and the HIPAA Regulations, including but not limited to 45 CFR §164.526. Supplier shall, as directed by the Company, incorporate any amendments to the Company’s PHI into copies of such PHI maintained by Supplier;
     h) Make available the information required to provide an accounting of disclosures in accordance with 45 CFR §164.528;

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     i) Make its internal practices, books, and records relating to the use and disclosure of PHI received from, or created or received by Supplier on behalf of, the Company available to the Secretary of the U.S. Department of Health and Human Services for purposes of determining the Company’s or a Company customer’s compliance with HIPAA;
     j) Upon termination or expiration of the Agreement, or any time during the Term of this Agreement, with respect to PHI that Supplier maintains in any form, recorded on any medium or stored in any storage system, including PHI retained or stored by individuals and entities who assist Supplier in fulfilling its obligations under the Agreement, at the Company’s direction and if feasible, return to the Company or destroy all such PHI. A senior officer of Supplier shall certify in writing to the Company, within thirty (30) days after termination or other expiration of the Agreement, that all PHI has been returned or disposed of as provided above and that Supplier no longer retains any such Protected Health Information in any form;
     k) If return or destruction of PHI is infeasible, notify the Company in writing within thirty (30) days after termination or other expiration of the Agreement. Such notification shall include: (i) a statement that Supplier has determined that it is infeasible to return or destroy the PHI in its possession; and (ii) the specific reasons for such determination. In addition to providing such notification, Supplier shall certify within such thirty (30) day period that it will, and will require individuals and entities who assist Supplier in fulfilling its obligations under the Agreement to, extend any and all protections, limitations and restrictions contained in this Agreement to any PHI retained after termination of the Agreement and to limit any further uses and/or disclosures to those purposes that make the return or destruction of the PHI infeasible;
     l) Implement Administrative, Physical and Technical Safeguards that reasonably and appropriately protect the confidentiality, integrity and availability of EPHI that Supplier creates, receives, maintains or transmits on behalf of the Company;
     m) Report to the Company’s Director of Information Privacy and Security within forty eight (48) hours, any “security incident” of which it becomes aware, as such term is defined in the HIPAA Security Rule;
     n) Ensure that any individuals and entities who assist Supplier in fulfilling its obligations under the Agreement to whom Supplier provides EPHI agree in writing, to implement reasonable and appropriate safeguards to protect EPHI as required herein; and
     o) Upon request, provide to the Company a list of names of any individuals or entities used to outsource Company’s transcription and evidence of written assurances from those individuals or entities (as required in 5.1 (d)) that they will agree to substantially the same restrictions and conditions that apply to Supplier with respect to such PHI.
     Section 5.2 Supplier, in its capacity as Business Associate (as that term is defined in the HIPAA Regulations) to the Company, shall be permitted to use and disclose PHI in a manner that would not violate the requirements of the HIPAA Regulations as follows: (a) for the proper management and administration of Supplier; (b) to carry out the legal responsibilities of Supplier and to fulfill Supplier’s duties and responsibilities under this Agreement including in part disclosure to individuals and entities who assist Supplier in fulfilling its obligations under the Agreement; and (c) to provide data aggregation services relating to the health care operations of the Company.
     Section 5.3 Notwithstanding anything to the contrary set forth herein, the Company may immediately terminate this Agreement, or any specified contracts between the Company and Supplier, if

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Supplier has breached a material term of this Article V. The Company may exercise said right to terminate the Agreement by providing Supplier with written notice of its intent to terminate, specifying the material breach of the Agreement that provides the basis for termination. Such termination shall be effective immediately or at such date as specified in the notice.
     Section 5.4 Supplier acknowledges that the Company is not conveying any right or title in the PHI to Supplier.
     Section 5.5 Notwithstanding anything to the contrary set forth herein, Supplier shall indemnify, defend and hold harmless the Company and any of the Company’s directors, officers, employees and agents from and against any claim, liability, or expense (including reasonable attorneys’ fees), arising out of or relating to any non-permitted use or disclosure of PHI or EPHI or other breach of this Article V by Supplier or any individuals and entities who assist Supplier in fulfilling Supplier’s obligations under the Agreement.
     Section 5.6 Following the execution of this Agreement, Supplier shall at all times comply in all material respects with the terms of Company’s International Labor Vendor Standard and Safeguards for HIPAA Compliance and any written modifications of such presented to Supplier during the Term of this Agreement (the “Company HIPAA Compliance Standards”). Company shall give the Supplier five (5) business days to consider and accept any modifications to the Company HIPAA Compliance Standards, and if Supplier does not object to such modifications within the aforementioned time period, then such modifications shall be considered accepted by Supplier and incorporated by reference. To the extent that Supplier objects to any modification of the Company HIPAA Compliance Standards, the parties will discuss in good faith the negotiation of mutually acceptable terms. However, should the parties not be able to reach agreement of the modifications within ten (10) days, Company shall have the right to terminate this Agreement effective immediately upon written notice. The Company HIPAA Compliance Standards shall be hereby incorporated by reference into this Agreement and a most current version has been supplied by the Company along with the fully executed Agreement. Company shall be permitted at any time, at Company’s sole cost and expense, reasonable access to and the ability to examine all information, in any form, which is necessary or appropriate (as determined by Company in its sole discretion) to review Supplier’s compliance with the Company HIPAA Compliance Standards (an “Audit”). In the event that the Company in its sole discretion determines as a result of an Audit that Supplier is not in material compliance with the Company HIPAA Compliance Standards (a “Negative Finding”), and notwithstanding anything herein to the contrary, (a) Supplier shall promptly pay to the Company, as liquidated damages and not as a penalty, (i) all costs and expenses associated with the Audit, and (ii) all costs and expenses incurred by the Supplier in connection with any liability, loss, damage (including, without limitation, special, exemplary, punitive, consequential or incidental damages), claim or cause of action relating directly or indirectly to the Negative Finding including, without limitation, reasonable attorney’s fees; and (b) the Agreement shall be terminated effective immediately upon written notice from Company to Supplier and, upon such termination, Supplier shall immediately return to the Company all Confidential Information (including, without limitation, all PHI) in its possession or in the possession of any individuals and entities who assist Supplier in fulfilling its obligations under the Agreement.

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ARTICLE VI
INTELLECTUAL PROPERTY MATTERS
     Section 6.1 Any and all designs, artwork, logos, graphics, video, text, data code and other proprietary or confidential materials supplied by the Company to Supplier in connection with this Agreement shall remain the sole and exclusive property of the Company (the “Company Content”). No copyrights, patents, trademarks or other intellectual property rights shall be transferred from the Company to Supplier with respect to any of the Company Content. However, the Company hereby grants to Supplier a worldwide, non-exclusive, unlimited fully paid-up license to use, copy, modify, enhance, create derivative works of and otherwise use the Company Content in any manner reasonably necessary in connection with the performance of the Services hereunder (the “Company Content License”).
     Section 6.2 Nothing in this Agreement shall be construed to grant to Supplier any right to or interest in any trademark, trade name, trade dress, service mark, copyright, patent, trade secret or know-how owned or asserted to be owned by the Company (“Intellectual Property”). Supplier’s use of the Intellectual Property shall be limited to the performance of the Services as contemplated hereby. Any other use of the Intellectual Property shall constitute an infringement thereof and/or a violation of the Company’s rights resulting in irreparable injury to the Company and entitling the Company to immediate injunctive relief and to any other remedies at law or equity.
     Section 6.3 Any and all designs, artwork, logos, graphics, video, text, data code and other proprietary or confidential materials supplied by the Supplier to Company in connection with this Agreement shall remain the sole and exclusive property of the Supplier (the “Supplier Content”). No copyrights, patents, trademarks or other intellectual property rights shall be transferred from the Supplier to Company with respect to any of the Supplier Content. However, the Supplier hereby grants to Company a worldwide, non-exclusive, unlimited fully paid-up license to use, copy, modify, enhance, create derivative works of and otherwise use the Supplier Content in any manner reasonably necessary in connection with the performance of the Transcription Services hereunder (the “Supplier Content License”).
     Section 6.4 Nothing in this Agreement shall be construed to grant to Company any right to or interest in any trademark, trade name, trade dress, service mark, copyright, patent, trade secret or know-how owned or asserted to be owned by the Supplier (“Intellectual Property”). Company’s use of the Intellectual Property shall be limited to the performance of the Transcription Services as contemplated hereby. Any other use of the Intellectual Property shall constitute an infringement thereof and/or a violation of the Supplier’s rights resulting in irreparable injury to the Supplier and entitling the Supplier to immediate injunctive relief and to any other remedies at law or equity.
     Section 6.5 Application Service Provider License.
     a) Through the use of software applications (the “Applications”) hosted on the Company’s DocQment Enterprise Platform and made available by means of the Internet, Supplier shall have the ability to access the DocQment Enterprise Platform for the purpose of providing the Services described herein. Subject to the terms and conditions set forth herein, the Company hereby grants to Supplier for the Term of this Agreement a non-transferable, non-exclusive limited right of access to, and use of, the Applications solely for the purposes of performing the Services hereunder. From time to time, the Company may require the agreement to and acknowledgement of an end-user license, terms and conditions and/or other agreements prior to Supplier accessing the Applications.

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     b) With respect to its use of the Applications, Supplier, at its own cost and expense, shall: (i) not permit any individual or entity, other than authorized individuals and entities under this Agreement, to use or gain access to the Applications; (ii) provide reasonable security devices to protect against unauthorized usage; (iii) not adapt the Applications in any way or use it to create a derivative work (other than reports that are transcribed or edited using the Applications); and (iv) not remove, obscure, hinder or alter Company’s (or any other third party’s) proprietary notices, trademarks, or other proprietary rights notices affixed to or contained in the Applications.
     c) The Applications are the exclusive property of the Company and/or the Company’s licensors, which shall retain all right, title and interest in and to the Applications, including, without limitation, the intellectual property rights and any other rights under United States and international copyright, patent, trademark, trade secret or other law. Supplier may not use the Applications for the benefit of any third parties or allow access to the Applications by any third party, except as otherwise explicitly authorized hereunder.
     d) Supplier has developed and may continue to develop proprietary software tools (the “Tools”) to enhance the productivity of its workforce, and/or better meet HIPAA compliance requirements. Supplier may at its sole discretion share these Tools with the Company. Should the Company use these Tools, either with or without compensation to the Supplier, the Company warrants it will not share these Tools with any third party without the specific written permission of the Supplier.
ARTICLE VII
TERM AND TERMINATION
     Section 7.1 Term. This Agreement shall commence on the Commencement Date and terminate three (3) years from the Commencement Date (the “Expiration Date”), unless sooner terminated by the Company in accordance with this Article VII.
     Section 7.2 Termination by the Company or Supplier. Both the Company and the Supplier shall have the right to terminate this Agreement with or without cause at any time upon six (6) months’ prior notice to the other party to the Agreement.
     Section 7.3 Termination for Material Default. The Company may terminate this Agreement effective immediately upon written notice if Supplier: (a) breaches any material obligation under this Agreement and fails to cure such breach within thirty (30) days written notice to Supplier specifying in reasonable detail the nature of the breach; or (b) (i) files a voluntary petition for bankruptcy, (ii) is adjudicated bankrupt, (iii) has a court assume jurisdiction of its assets under a federal reorganization act, (iv) becomes insolvent or suspends business, or (v) makes an assignment of its assets for the benefit of its creditors.
     The Supplier may terminate this Agreement effective immediately upon written notice if Supplier: (a) breaches any material obligation under this Agreement, including, but not limited to, failure by the Company timely to pay all non-disputed invoices, and fails to cure such breach within thirty (30) days written notice to Company specifying in reasonable detail the nature of the breach; or (b) (i) files a voluntary petition for bankruptcy, (ii) is adjudicated bankrupt, (iii) has a court assume jurisdiction of its assets under a federal reorganization act, (iv) becomes insolvent or suspends business, or (v) makes an assignment of its assets for the benefit of its creditors.

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     Section 7.4 Effect of Termination. Termination of this Agreement shall not relieve the parties of any obligation accruing prior to such termination, and the provisions of this Section 7.4 and Articles IV, V, VI, VII, IX, X and XI hereof shall survive the termination of this Agreement. Any termination of this Agreement shall be without prejudice to the rights of either party against the other accrued or accruing under this Agreement prior to termination.
ARTICLE VIII
INDEMNIFICATION AND INSURANCE
     Section 8.1 Indemnification Obligations.
     a) Supplier hereby indemnifies and holds the Company harmless from and against any and all liability, loss, damage, claim or cause of action, and expenses connected therewith, including, without limitation, reasonable attorney’s fees and expenses, for bodily injury or damage to real or tangible personal property, to the extent caused directly or indirectly by the Supplier, its employees or agents.
     b) Company hereby indemnifies and holds the Supplier harmless from and against any and all liability, loss, damage, claim or cause of action, and expenses connected therewith, including, without limitation, reasonable attorney’s fees and expenses, for bodily injury or damage to real or tangible personal property, to the extent caused directly or indirectly by the Company, its employees or agents.
     Section 8.2 Insurance. Supplier represents and warrants that during the Term of this Agreement, it shall maintain the types and amounts of insurance set forth below:
     a) General liability insurance, including contractual liability coverage of all of Supplier’s obligations under this Agreement and products liability/completed operations coverage with a minimum limit equal to the minimum limit currently maintained by Supplier on the date hereof.
     b) Such insurance shall be evidenced by a certificate of insurance which shall provide that the Company shall receive thirty (30) days’ prior written notice of cancellation or material change of such policy.
ARTICLE IX
CONFIDENTIALITY AND NONSOLICITATION
     Section 9.1 Confidentiality. Supplier and the Company acknowledge that Confidential Information is to be considered highly confidential. Each party shall use Confidential Information disclosed to it by or on behalf of the other party only for the purposes contemplated by this Agreement and shall not disclose such Confidential Information to any third party without the prior written consent of the disclosing party. The foregoing obligations shall survive the expiration or termination of this Agreement for a period of ten (10) years. These obligations shall not apply to Confidential Information that:

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     a) Is known by the receiving party at the time of its receipt, and not through a prior disclosure by the disclosing party, as documented by business records;
     b) Is published at the time of disclosure, or thereafter becomes published or otherwise part of the public domain without breach of this Agreement by the receiving party;
     c) Is subsequently disclosed to the receiving party by a third party who has the right to make such disclosure;
     d) Is developed by the receiving party independently of Confidential Information or other information received from the disclosing party and such independent development is properly documented by the receiving party; or
     e) Is required to be disclosed by law or court order, provided that notice is promptly delivered to the other party in order to provide an opportunity to seek a protective order or other similar order with respect to such Confidential Information and thereafter discloses only the minimum information required to be disclosed in order to comply with the request, whether or not a protective order or other similar order is obtained by the other party.
Nothing herein shall be interpreted to prohibit the Company from publishing the results of its studies in accordance with industry practices.
     Section 9.2 No Publicity. A party may not use the name of the other party in any publicity or advertising and may not issue a press release or otherwise publicize or disclose the existence of this Agreement, any information related to this Agreement, or the terms or conditions hereof, without the prior written consent of the other party. Nothing in the foregoing, however, shall prohibit a party from making such disclosures as may be necessary or reasonably appropriate in order to comply with applicable federal, state or provincial securities laws or any rule or regulation of any nationally recognized securities exchange; in such event, however, the disclosing party shall use good faith efforts to consult with the other party prior to such disclosure and, where applicable, shall request confidential treatment to the extent available. However, the Supplier may disclose to the entities set forth in Exhibit 4, that Supplier is performing work on behalf of the Company. Any Supplier agreements with such entities shall include restrictions materially consistent with those set forth in this Section restricting such entities from further disclosing their relationship with Company.
     Section 9.3 Non-Solicitation. So long as this Agreement is in effect and for a period of twelve (12) months thereafter, Supplier and Company shall not solicit, hire or engage any person who during the Term of this Agreement is or has been an employee, consultant, or transcriptionist of the other party.
ARTICLE X
RECORDS
     Section 10.1 Supplier shall maintain records with respect to the performance of its obligations under this Agreement. All such records shall be available for inspection, audit and copying by the Company and its representatives and agents, including the Company’s auditors, at the Company’s cost and expense upon reasonable request during normal business hours. All such records shall be maintained during the Term of this Agreement, or such longer period as may be required by relevant Law.

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ARTICLE XI
MISCELLANEOUS
     Section 11.1 Assignment, Subcontracting. Notwithstanding anything to the contrary contained herein, neither this Agreement nor any or all of the rights and obligations of a party hereunder shall be assigned, delegated, sold, transferred, sublicensed, subcontracted (except as otherwise provided herein) or otherwise disposed of, by operation of law or otherwise, to any third party without the prior written consent of the other party, and any attempted assignment, delegation, sale, transfer, sublicense, subcontract or other disposition, by operation of law or otherwise, of this Agreement or of any rights or obligations hereunder contrary to this Section shall be a material breach of this Agreement by the attempting party, and shall be void and without force or effect; provided, however, that the Company may, without such consent, assign the Agreement and its rights and obligations hereunder: (a) to an Affiliate, (b) in connection with the transfer or sale of all or substantially all of its assets related to, or (c) in the event of its merger or consolidation or change in control or similar transaction.
     Section 11.2 Force Majeure. The parties shall be excused from performing hereunder in the event of any Force Majeure Event, provided that the non-performing Party cannot reasonably circumvent the delay through the use of commercially reasonable alternate sources, workaround plans or other means. In such event the non-performing party shall be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any Party so prevented, hindered or delayed in its performance shall immediately notify the Party to whom performance is due by telephone (to be confirmed in writing within five (5) days of the inception of such delay) and reasonably describe the circumstances of the Force Majeure Event.
     Section 11.3 Injunctive Relief; Arbitration; and Governing Law.
     a) Injunctive Relief. The parties to this Agreement acknowledge and agree that remedies at law are inadequate in the event of any breach or threatened breach by any party of its agreements and obligations as set forth in Section 4.5, Article VI, and Article IX of this Agreement. Notwithstanding Section 11.3(b), in addition to any other remedy which may be available, the non-breaching party shall be entitled to petition for injunctive and/or other equitable relief restraining the breach or threatened breach of the provisions and/or obligations in Section 4.5, Article VI, and Article IX of this Agreement.
     b) Arbitration; Governing Law. Except as set forth in Section 11.3(a), any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. This Agreement shall be governed by and construed, and the legal relations between the parties shall be determined in accordance with the laws of the State of New Jersey, excluding application of any conflict of laws principles, and the parties irrevocably waive all rights to trial by jury for any litigation between them related to this Agreement. Client hereby consents to the jurisdiction of any state or federal court of competent jurisdiction in the State of New Jersey for any litigation between the parties related to this Agreement.
     Section 11.4 Waiver. Any delay or failure in enforcing a party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such party’s rights

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to the future enforcement of its rights under this Agreement, nor operate to bar the exercise or enforcement thereof at any time or times thereafter, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.
     Section 11.5 Independent Relationship. The relationship established between Company and Supplier under this Agreement is that of independent contractors and nothing contained in this Agreement will be deemed to establish or otherwise create a relationship of principal and agent, franchisor and franchisee, joint venturers or partnership between them. Supplier’s employees are not and shall not be deemed to be employees of the Company. Supplier shall be solely responsible for the payment of all compensation to its employees, including provisions for employment taxes, workmen’s compensation and any similar taxes associated with employment of Supplier’s personnel. Neither party nor any of its agents or employees will have any right or authority to assume or create any obligations of any kind, whether express or implied, on behalf of the other party. All financial obligations associated with each respective party’s business are the sole responsibility of such party.
     Section 11.6 Entire Agreement; Amendment. This Agreement including any Exhibits and Schedules hereto, sets forth the complete and final agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties hereto and supersedes and terminates all prior agreements, writings and understandings between the parties with respect to the subject matter hereof. The parties agree that there are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the parties other than as are set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties unless reduced to writing and signed by an authorized officer of each party.
     Section 11.7 Notices. Each notice required or permitted to be given or sent under this Agreement shall be given by facsimile transmission (with confirmation copy by registered first-class mail), by registered or overnight courier (return receipt requested), or by electronic mail (with confirmation of receipt) to the parties at the contact information indicated below.
If to Supplier:
CBay Systems and Services, Inc
2661 Riva Road, Bldg 800
Annapolis, MD 21401
Attention: Managing Director
with a copy to:

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If to the Company:
MedQuist Transcriptions, Ltd.
1000 Bishops Gate Boulevard, Suite 300
Mt. Laurel, NJ 08054-4632
Facsimile No.: 856.206.4215
Attention: President
with a copy to:
MedQuist Transcriptions, Ltd.
1000 Bishops Gate Boulevard, Suite 300
Mt. Laurel, NJ 08054-4632
Facsimile No.: 856.206.4215
Attention: Chief Legal Officer
Any such notice shall be deemed to have been received on the earlier of the date actually received or the date five (5) days after the same was posted or sent. Either party may change its address or its facsimile number by giving the other party written notice, delivered in accordance with this section.
     Section 11.8 Severability. If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall continue in effect except for the part declared invalid or unenforceable by order of such court. The parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.
     Section 11.9 Counterparts. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, have been executed on behalf of each of the parties hereto. This Agreement may be executed in any number of counterparts and by facsimile, each of which shall be an original as against any party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

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     IN WITNESS WHEREOF, the Company and Supplier have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

CBAY SYSTEM & SERVICES, INC.		MEDQUIST TRANSCRIPTIONS, LTD.

By: Name:	/s/ Jason Kolinoski Jason Kolinoski	By: Name:	/s/ Peter Masanotti Peter Masanotti
Title:	Chief Operating Officer	Title:	President & CEO
Date:	April 3, 2009	Date:	April 3, 2009
[Signature page to Services Agreement by and between MedQuist Transcriptions, Ltd. and Supplier]
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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EXHIBIT 1

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EXHIBIT 2
QUALITY REVIEW
AMOUNT: Supplier shall perform a quality assurance review each billing period of ***** percent ***** of production randomly chosen by Company for each Client Facility in the DocQment Enterprise Platform. Results are to be reported to Company no later than ten (10) days following the close of each billing period.
CRITERIA: Random samples encompassing all report types with voice comparison.
ERRORS: Attached hereto as Exhibit 3 is the Quality Score Sheet listing all error types.
STANDARD: Company’s acceptable quality standard is > *****.
QUALITY REPORTS
The following report is an illustration of Company’s continuous quality assurance score sheet. Company utilizes a team of QA auditors to systematically audit documents against the dictated voice and disseminate the findings.
Calculation formula: Total error points divided by total payroll lines = total error fraction. 1.0 minus total error fraction = accuracy fraction; multiply by 100 for percentage.
CLASSIFICATION OF ERRORS AND ERROR VALUES
The Association for Healthcare Documentation Integrity (“AHDI”) recommends specific error categories, error values, and conversion factors for error values in line length situations. Following the recommendations creates a true definition of quality in the medical transcription industry and allows for proper comparative assessments. AHDI recommends that the following error classifications be applied to these error types relative to their impact on patient care.
▪	Critical Errors: Defined as those that impact patient safety. Specifically, AHDI identifies the following: medical word misuse, incorrect drug or drug dosage, incorrect lab values and test names, omitted dictation, patient identification error, including incorrect choice of the patient name or specific patient visit.

▪	Major Errors: Defined as those that impact document integrity. Specifically, AHDI identifies the following: medical word misspelling, English word misspelling, incorrect verbiage, failure to flag a document, abuse of flagging documents, protocol failures.

▪	Minor Errors: Specifically, AHDI identifies the following: grammar, punctuation, typographical errors, formatting errors.

▪	Dictation Flaws: Specifically, AHDI identifies the following: critical, major, and minor as defined by patient safety and document integrity impact. It is crucially important to realize the impact that auditory quality of the dictation has on the transcribed document. Recognizing and documenting occurrences allows for identification of flaws and an opportunity for assisting dictators in their quest for patient safety and document integrity.
DEFINITION OF DICTATED OR TRANSCRIBED ERRORS AND ERROR VALUES
CRITICAL ERRORS (PATIENT SAFETY RISK): A critical error is given the highest negative point value because of the seriousness of its consequences. With > ***** percent accuracy as a benchmark, a report containing a critical error should not pass QA. A critical error should be reserved for only those errors that directly compromise patient safety.

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▪	Error #1: Medical Word Misuse — 3.0 pts
This category includes wrong drug or drug doses, wrong lab values, and/or wrong test names that directly compromise patient safety. For instance, a wrong disease could be incorrectly attributed to a patient and then carried in the medical record for life, causing incorrect treatment and incorrect medical decisions, as well as inaccurate billing of the patient’s accounts. Similarly, a wrong lab value could result in a patient not receiving treatment or further testing when such treatment or testing is warranted. If a misuse is repeated throughout the entire report, it should be counted as only one error in the report, since it reflects one wrong piece of information on the part of the transcriptionist. This category also includes improper use of abbreviations, acronyms, and symbols that are not to be used according to the client profile.
▪	Error #2: Omitted Dictation — 3.0 pts
This category covers dictated information of a critical nature that was either carelessly omitted by the transcriptionist or deliberately omitted because the transcriptionist did not understand what was being said. Examples include omission of an entire laboratory finding because the value itself could not be heard, deleting negative or normal findings, or omitting entire sentences because the main part of it could not be understood. Creative transcription is also included in this category. This refers to “making up” dictation (words and/or phrases) when what is dictated is not clear. Consideration should be given for difficult authors or dictation of poor quality.
Research, assistance from others, flagging the report, and leaving a blank constitute appropriate actions rather than omission. This category does not apply to missing words that are inconsequential, such as articles or conjunctions. It also does not apply to what appear to be words missed (adjectives, adverbs) from typing too fast, unless they have serious consequences to the medical meaning. In these types of situations, the error would be downgraded to major or minor, depending on the consequence to the document. Clipped sentences are allowed if they reflect the dictator’s style. This category is meant to apply to purposeful and/or serious omissions and/or fabrication(s).
▪	Error #3: Patient Identification Error — 3.0 pts
A patient identification error is one in which the wrong patient information is tied to the dictation. For example, a report that is dictated for 50-year-old John E. Doe (male) but is attributed to a chart for 20-year-old Joni Do (female). As with the other critical errors in this category, the error must directly compromise patient safety in order to be assessed this error weight (see error #12).
▪	Error #4: Upgrade of Major or Minor error due to patient safety impact — 3.0 pts
This category is for major or minor errors from the categories below that directly compromise patient safety. For example, “failure to flag” is considered a major error worthy of 1.0 pt., but a right/left discrepancy that poses a risk management issue and is not flagged by the transcriptionist could be upgraded to a critical error.
MAJOR ERRORS (DOCUMENT INTEGRITY RISK): A major error carries a higher negative point value because of the impact it has on the integrity of the document. Major errors in this category do not pose a risk to patient safety. A major error that impacts both the integrity of the document and patient safety should be upgraded to a critical error.
▪	Error #5: Abuse of Flagging/Blanks — 2.0 pts
This category covers blanks left that, through research, the transcriptionist could have resolved. This is sometimes referred to as “tossing it over the fence” — when a transcriptionist clearly chooses to leave a blank rather than research a term. The purpose of this category is to limit abuse of blanks for the sake of speed, which reflects a lazy attitude or desire for higher line counts in a production environment. Obviously, students and entry-level transcriptionists will leave more blanks in the beginning and this is preferred to guessing. This error should be used only in those cases where the blank or flag is truly considered abusive.
▪	Error #6: Medical Word Misspelling — 1.5 pts
In addition to any medical words or medications that are misspelled, this category includes the use of an incorrect form of a medical word. An example would be “lingula” instead of “lingular” or “femur” instead of “femoral.” This also includes failure to use combining forms, and incorrect entries from text expanders. For instance, an author

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dictates that the patient is to see physical therapy (dictated as PT) for follow-up; transcriptionist uses “pt” to expand for “patient” and the final copy of the report reads, “the patient is to see patient for follow-up.” (However, if an incorrect expansion results in a critical error, such as incorrect diagnosis, this would be upgraded to a critical error.)
▪	Error #7: English Word Misspelling — 1.5 pts
In addition to misspelling English words, this category refers to misuse errors, which have more serious consequences, such as nouns, verbs, or important qualifying adjectives and adverbs (e.g., elicit/illicit, dissent/descent, affect/effect, apprise/appraise). These errors directly impact the integrity of the report. For instance: “the risks and complications were given allowed (aloud).”
▪	Error #8: Incorrect Verbiage — 1.5 pts
This category refers to dictation that is transcribed differently than dictated, but without significant impact on the medical meaning. This includes inappropriate/excessive editing. Care should be taken to remain true to the dictator’s style while still maintaining accuracy. Therefore, this does not pertain to changes made for the purpose of correcting grammar or word usage. This also differs from creative transcription (see error #2).
▪	Error #9: Failure to Flag — 1.0 pt
This category pertains to times when a report should be flagged for clarification and the transcriptionist fails to do so. Examples of failure to flag include gender, age or right-vs.-left discrepancies that should have been recognized by the transcriptionist and flagged but were not.
▪	Error #10: Protocol Failure — 1.0 pt
A protocol failure is one in which a transcriptionist fails to follow a specific protocol or facility preference. For example, a facility may require the date of service be filled in on each document, and the transcriptionist fails to include this.
▪	Error #11: Upgrade of Minor Error due to impact on integrity of document — 1.5 pts
This category is used to upgrade a minor error that compromises the integrity of the document. For instance, a physician dictates an inflammatory or derogatory remark about the patient that puts the physician at risk for a lawsuit, and the transcriptionist fails to edit these remarks.
▪	Error #12: Downgrade of Critical Error due to less than critical impact — 1.5 pts
This category is used to downgrade a critical error that does not compromise patient safety but still impacts the integrity of the document. An example would be using the wrong medical word (medical word misuse) without directly affecting patient safety (stating there is a family history of “corporal” tunnel syndrome, for example).
▪	Error #13: Improper Encounter — 1.5 pts
This category is used when the correct patient is chosen, but the wrong visit or encounter is selected.
MINOR ERRORS: A minor error is meant to point out recommended areas of improvement for the transcriptionist. These errors do not compromise patient safety or the integrity of the report. The primary goal of a minor error designation is instructional.
▪	Error #14: Grammar Error — 0.5 pt
Grammar errors may include incorrect subject-verb agreement, incorrect use of medical abbreviations, use of the wrong part of speech, incorrect use of singular and plural nouns, use of the wrong verb (e.g., laying/lying) or verb tense, failure to correct redundancies and inconsistencies, and failure to edit slang or inflammatory remarks when appropriate.
▪	Error #15: Miscellaneous/Other — 0.5 pt
This category covers errors that do not fit into the other categories. For instance, improper capitalization, addition of words that were not dictated but that do not significantly affect the meaning of the sentence or report, and errors of questionable cause when the recording quality is poor or a foreign accent is at fault. This category also covers formatting errors.

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▪	Error #16: Downgrade of Error due to minimal impact — 0.25 pt
This category can be used to downgrade any error that has little to no impact on the integrity of the report and does not compromise patient safety. An example would be omission of the word “the” in “The patient was in acute distress.”
▪	Error #17: Punctuation and Typos — 0.0 pt
Punctuation errors may include misplaced commas that do not alter the meaning of the sentence and the improper use of colons or semicolons, quotation marks, and misplaced periods. This category also includes typographical errors that do not significantly affect the meaning of the dictation.
NEGATIVE DICTATOR EFFECT ERRORS: These errors have no point values but are used to recognize a transcriptionist’s error or difficulties in the context of poor dictation.
▪	Error #18: Critical Negative Dictator Effect — 0.0 pt
This category would be used to point out an error of a critical nature that was clearly attributed to poor dictation. For example, omitted dictation based on difficulty interpreting a very heavy accent. Another example would be incorrect patient identification due to inaccurate or insufficient information given by the dictator. This error may be utilized whether or not the transcriptionist flagged the document, since the purpose is to determine the difficulty encountered in producing an accurate document.
▪	Error #19: Major Negative Dictator Effect — 0.0 pt
This category would be used to address a documentation error in any of the major categories that was obviously incurred because of poor dictation quality or inaccurate information given by the dictator. Once again, this error may be utilized whether or not the transcriptionist flagged the document, since the purpose is to determine the difficulties in producing an accurate document.
▪	Error #20: Minor Negative Dictator Effect — 0.0 pt
This category would be used to draw attention to a minor flaw caused by poor dictation. For example, the dictator has used the wrong form of a verb, which may or may not have been corrected by the transcriptionist.

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EXHIBIT 3
QUALITY SCORE SHEET
CUSTOMER QA AUDIT

CUSTOMER:	REVIEW PERIOD:

Type of Error	Points	Total Errors	Total Points
Medical Word Misuse	3.00	0	0
Downgrade of Critical Error due to less than critical impact	1.50	0	0
Downgrade Error — Minimal Impact	0.25	0	0
Omitted Dictation	3.00	0	0
Downgrade of Critical Error due to less than critical impact	1.50	0	0
Downgrade Error — Minimal Impact	0.25	0	0
Patient Identification Error	3.00	0	0
Downgrade of Critical Error due to less than critical impact	1.50	0	0
Downgrade Error — Minimal Impact	0.25	0	0
Abuse of Flagging/Blanks	2.00	0	0
Upgrade of Major — Patient Safety Impact	3.00	0	0
Downgrade Error — Minimal Impact	0.25	0	0
Medical Word Misspelling	1.50	0	0
Upgrade of Major — Patient Safety Impact	3.00	0	0
Downgrade Error — Minimal Impact	0.25	0	0
English Word Misspelling	1.50	0	0
Upgrade of Major — Patient Safety Impact	3.00	0	0
Downgrade Error — Minimal Impact	0.25	0	0
Incorrect Verbiage	1.50	0	0
Upgrade of Major — Patient Safety Impact	3.00	0	0
Downgrade Error — Minimal Impact	0.25	0	0
Failure to Flag	1.00	0	0
Upgrade of Major — Patient Safety Impact	3.00	0	0
Downgrade Error — Minimal Impact	0.25	0	0
Protocol Failure	1.00	0	0
Upgrade of Major — Patient Safety Impact	3.00	0	0
Downgrade Error — Minimal Impact	0.25	0	0
Improper Encounter	1.50	0	0
Upgrade of Major — Patient Safety Impact	3.00	0	0
Downgrade Error — Minimal Impact	0.25	0	0
Grammar Error	0.50	0	0
Upgrade of Minor — Patient Safety Impact	3.00	0	0

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Type of Error	Points	Total Errors	Total Points
Upgrade of Minor — Integrity of Document	1.50	0	0
Downgrade Error — Minimal Impact	0.25	0	0
Miscellaneous/Other	0.50	0	0
Upgrade of Minor — Patient Safety Impact	3.00	0	0
Upgrade of Minor — Integrity of Document	1.50	0	0
Downgrade Error — Minimal Impact	0.25	0	0
Punctuation/Typos	0.00	0	0
Upgrade of Minor — Patient Safety Impact	3.00	0	0
Upgrade of Minor — Integrity of Document	1.50	0	0
Critical Negative Dictator Effect	0.00	0	0
Major Negative Dictator Effect	0.00	0	0
Minor Negative Dictator Effect	0.00	0	0
Total MedQuist Errors		0	0
Summary

Total Reports Reviewed	0
Total Lines Reviewed	0
Line Error Rate = Total MedQuist Errors/Total Lines	0.00
MedQuist Line Error Percent = MedQuist Line Error Rate x 100%	0.00%
MedQuist Line Accuracy Rate = 100% — MedQuist Line Error Percent	100.00%

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EXHIBIT 4
COVERED ENTITIES
*****

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EXHIBIT 5
ORDER FORM
The following Order Form is issued pursuant to the terms of Section 2.2 in the Transcription Services Agreement (the “Agreement”) executed by and between MEDQUIST TRANSCRIPTIONS, LTD. (the “Company”) and CBAY SYSTEMS & SERVICES, INC. (“Supplier”) and effective as of                     , 2009:
Period Covered:
Company Customers Cancelled (if applicable):
Volume Projection in Hours of Dictation Per Day (existing/new), by SLA(*):

(e.g.)	Hours, by SLA 100	[4-12] 12	[12] 50	[12+] 38

* could also be represented in a detailed schedule by Client Facility, by SLA or worktype
Additional Comments/Discussion (if applicable):

CBAY SYSTEMS & SERVICES, INC.	MEDQUIST TRANSCRIPTIONS, LTD.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

*****	- Denotes material that has been omitted and filed separately with the Commission

EXHIBIT 6
SERVICE LEVEL DEFINITION

Time to
Severity Levels	Acknowledge	Time To Resolution
Severity 1	30 minutes	4 Hours
Severity 2	4 Hours	24 Hours
Severity 3	8 Hours	72 Hours
Severity 4	24 Hours	168 hours (7 days)
Severity 5	24 hours	Determined based on issue and team assignment
Time to Acknowledge: Calculated from the time the ticket is opened to the time when the assignee acknowledges the ticket in QCare and makes the initial contact with the customer.
Time to Resolution: Calculated from the time the ticket is opened to the time the ticket is either closed or placed in another QCare status.

Severity	Type	Description
Technical: Critical impact problem with system down, business outage, or immediate work stoppage that threatens current and future production.
1	Critical Impact
Operational: Critical customer issues that put the customer at risk for loss of business due to ongoing, unresolved service issues or issues previously communicated, but not recorded or addressed in a timely manner.

Technical: High-impact problem where production is proceeding, but in a significantly impaired fashion; a problem with a time-sensitive issue important to long-term productivity that is not causing immediate work stoppage.

2	High Impact
Operational: High-impact issues with document delivery, turn around, quality, changing work types on a document or other service related issues that have a major customer impact. This could also include payroll related issues or contract issues.

Technical: Moderate-impact problem that is an important issue, but does not have significant current productivity impact.
3	Moderate Impact
Operational: Moderate-impact problems that are important, but not a major issue that can be resolved in a 24 hour period. This would include issues with document delivery, turn around, quality, edits, or other service related issues that have a moderate customer impact.

Technical: Minor inconvenience requiring ultimate, but not immediate resolution.
4	Minor Impact
Operational: Minor customer inconvenience impacting some reports, but not all. This would include items such as dual signature issues, adding a physician standard, minor edit, or other minor service related issues.

5	Enhancement, Product Defects, Work Requests	Requested system or Interface improvements to features or functions by individual client, Product Enhancement, Product Defects.

*****	- Denotes material that has been omitted and filed separately with the Commission